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                                                                    Exhibit 23.1

                           [LETTERHEAD APPEARS HERE]


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Cavalry Banking
Murfreesboro, Tennessee

We consent to the use in this Application for Approval of Conversation on Form AC of Calvary Banking, of our report dated September 25, 1997, relating to the consolidated financial statements of Cavalry Banking and Subsidiaries contained in the Prospectus, which is a part of such Application.

We also consent to the reference to our firm under the heading "Experts" contained in such Prospectus.

                                                /s/ Rayburn, Betts & Bates, P.C.



Nashville, Tennessee
November 11, 1997